     As filed with the Securities and Exchange Commission on August 16, 2001
                                          Registration Statement No. 333-64282

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        Post-Effective Amendment No. 1 to
                                   Form S-4 on
                                    FORM S-8*
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 XCARE.NET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                                                                              85-0373486
(STATE OR OTHER JURISDICTION OF                 6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400                     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           ENGLEWOOD, COLORADO 80111                         IDENTIFICATION NUMBER)
                                                              (303) 488-2019
                                (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------


                  HEALTHCARE.COM CORPORATION STOCK OPTION PLAN

            HEALTHCARE.COM CORPORATION NONQUALIFIED STOCK OPTION PLAN
       HEALTHCARE.COM CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
             HEALTHCARE.COM CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                   ----------

                                LORINE R. SWEENEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 XCARE.NET, INC.
                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400
                            ENGLEWOOD, COLORADO 80111
                                 (303) 488-2019
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             ARTHUR F. SCHNEIDERMAN
                                KATHLEEN B. BLOCH
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                      PROPOSED         PROPOSED
                                                                      AMOUNT          MAXIMUM          MAXIMUM         AMOUNT OF
                     TITLE OF EACH CLASS OF                            TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
                  SECURITIES TO BE REGISTERED                      REGISTERED (1)    PER SHARE      OFFERING PRICE        FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common stock of XCare.net, $0.01 par value, issuable under the
Plans...........................................................     1,480,585           (2)             (2)               (2)
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) Not applicable. All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of XCare.net's Registration Statement on Form S-4 (File Number 333-64282) filed June 29, 2001.

* Filed as a Post-effective Amendment to such Form S-4 registration statement pursuant to the procedure described herein in the section captioned "introductory statement."

                             INTRODUCTORY STATEMENT

         On August 13, 2001, Healthcare.com Corporation, a Georgia corporation ("Healthcare.com"), merged with Orbit Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of the Registrant, pursuant to the Agreement and Plan of Merger and Reorganization dated as of May 14, 2001 by and among the Registrant, Orbit Acquisition Corp. and Healthcare.com (the "Merger Agreement"). Pursuant to the Merger Agreement, Healthcare.com shareholders received 0.375 shares of the Registrant's common stock for each share of Healthcare.com common stock they owned.

         Pursuant to the Merger Agreement, Registrant assumed the stock option plans of Healthcare.com, and each unexpired and unexercised outstanding option to purchase Healthcare.com common stock was automatically converted into an option to purchase that number of shares of the Registrant's common stock obtained by multiplying the number of shares of Healthcare.com common stock issuable upon exercise of such option by 0.375, at an exercise price per share equal to the per share exercise price of such Healthcare.com stock option divided by 0.375.


         The Registrant hereby amends its registration statement on Form S-4 (File Number 333-64282) by filing this Post-effective Amendment No. 1 to the Registration Statement on this Form S-8 relating to up to 1,480,585 shares of Registrant's common stock, issuable under the Healthcare.com Corporation Stock Option Plan, the Healthcare.com Corporation Nonqualified Stock Option Plan, the Healthcare.com Corporation Non-employee Director Stock Option Plan, as amended, and the Healthcare.com Corporation Employee Stock Purchase Plan. All such shares of Registrant's common stock were previously registered on the Form S-4, and are being transferred to this Form S-8.


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on April 2, 2001;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 11, 2001;

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001;


         4. The Registrant's Form 8-K Current Reports filed with the Commission on April 18, 2001, May 18, 2001, and June 21, 2001, and Form 8-K/A filed with the Commission on July 31, 2001; and

         5. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, declared effective by the Commission on February 9, 2000.

         6. The Registrant's Registration Statement on Form S-1 (File Number 333-65280) filed with the Commission on August 7, 2001.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock in this offering has been passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Arthur F. Schneiderman, a member of Wilson Sonsini Goodrich & Rosati, is the Secretary of XCare.net.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XIII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the maximum extent and manner permitted under Delaware law. Delaware law provides that directors of a corporation will not be held personally liable for monetary damages for breach of their fiduciary duties as directors, except for breaches of the duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases, redemption or other distributions, and transactions from which a director derives an improper benefit.

         Article VI of the Registrant's Bylaws provides that it must indemnify its directors and officers and may indemnify its employees and agents to the maximum extent and manner permitted under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Article VI of the Registrant's Bylaws also permit it to obtain insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

         The Registrant has entered into agreements with its directors and officers, in addition to indemnification provided for in its Bylaws. These agreements, among other things, provided that the Registrant will indemnify each of its directors and officers for various expenses, including attorney's fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or arising out of their services as one of its directors or officers, any subsidiaries or any other company or enterprise to which he or she provides services at its request. In addition, the Registrant maintains directors' and officers' insurance providing indemnification for its directors and officers. The Registrant believes that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

         At present, there is no pending litigation or proceeding involving the Registrant's directors, officers, employees or agents where indemnification will be required or permitted. The Registrant's is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


                EXHIBIT
                NUMBER                        EXHIBIT
                -------                       -------

                   4.1     Healthcare.com Corporation Stock Option Plan

                   4.2     Healthcare.com Corporation Nonqualified Stock Option
                           Plan

                   4.3     Healthcare.com Corporation Non-Employee Director
                           Stock Option Plan

                   4.4     Amendment to Healthcare.com Corporation Non-Employee
                           Director Stock Option Plan

                   4.5     Healthcare.com Corporation Employee Stock Purchase
                           Plan

                   5.1     Opinion of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation

                  23.1     Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants

                  23.2     Consent of Ernst & Young LLP, Independent Accountants

                  23.3     Consent of KPMG LLP, Independent Accountants

                  23.4     Consent of Counsel (included in Exhibit 5.1)

                  24.1     Power of Attorney (see signature page)


ITEM 9. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 14th day of August, 2001.

                                        XCARE.NET, INC.

                                        By:    /s/ Lorine R. Sweeney
                                           -------------------------------------
                                           Lorine R. Sweeney
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lorine R. Sweeney and Gary T. Scherping, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      TITLE                                    DATE
                ---------                                      -----                                    ----

         /s/ Lorine R. Sweeney              President and Chief Executive Officer                 August 14, 2001
--------------------------------------         (Principal Executive Officer) and Director
             Lorine R. Sweeney

         /s/ Gary T. Scherping              Senior VP of Finance and Chief Financial              August 14, 2001
--------------------------------------         Officer (Principal Financial and
             Gary T. Scherping                 Accounting Officer)


        /s/ Jeffrey M. Krauss               Chairman of the Board and Director                    August 14, 2001
--------------------------------------
            Jeffrey M. Krauss

           /s/ Fred L. Brown                Director                                              August 14, 2001
--------------------------------------
               Fred L. Brown

          /s/ Andrew Cowherd                Director                                              August 14, 2001
--------------------------------------
              Andrew Cowherd

          /s/ James B. Hoover               Director                                              August 14, 2001
--------------------------------------
              James B. Hoover

          /s/ Daniel Mitchell               Director                                              August 14, 2001
--------------------------------------
              Daniel Mitchell

                                            Director
--------------------------------------
              Robert I. Murrie

                                            Director
--------------------------------------
              Joseph G. Bleser

                                            Director
--------------------------------------
              John W. Lawless

                                INDEX TO EXHIBITS




       EXHIBIT
       NUMBER     EXHIBIT
       -------    -------

          4.1     Healthcare.com Corporation Stock Option Plan

          4.2     Healthcare.com Corporation Nonqualified Stock Option Plan

          4.3     Healthcare.com Corporation Non-Employee Director Stock Option
                  Plan

          4.4     Amendment to Healthcare.com Corporation Non-Employee Director
                  Stock Option Plan

          4.5     Healthcare.com Corporation Employee Stock Purchase Plan

          5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation

         23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants

         23.2     Consent of Ernst & Young LLP, Independent Accountants

         23.3     Consent of KPMG LLP, Independent Accountants

         23.4     Consent of Counsel (included in Exhibit 5.1)

         24.1     Power of Attorney (see signature page)


----------